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                                                                    EXHIBIT 23.6


October 10, 2007



Agria Corporation
Room 706, 7/F, Huantai Building, No. 12A
South Street Zhongguancun
Haidian District, Beijing 100081
People's Republic of China



Ladies and Gentlemen:

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as an independent director appointee of Agria Corporation (the "Company"), effective immediately after the completion of the initial public offering of the Company's ordinary shares represented by American depositary shares.

                                            Sincerely yours,



                                            /s/ Terry McCarthy
                                            ------------------
                                            Terry McCarthy